Exhibit 21.1

SUBSIDIARIES OF SOLERA CORP.

Name	Jurisdiction of Formation
ADW Veyron Limited	United Kingdom
AOPT Servicos e Sistemas Automovel Lda	Portugal
AudaClaims Latinoamerica S.L Madrid	Spain
Audatex (Schweiz) GmbH	Switzerland
Audatex (UK) Limited	United Kingdom
Audatex Argentina, S.A.	Argentina
Audatex Australia Pty Ltd.	Australia
Audatex AutoOnline GmbH	Germany
Audatex Azerbaijan Limited Liability Company	Azerbaijan
Audatex Brasil Servicos Ltda.	Brazil
Audatex Canada, ULC	Canada
Audatex Colombia S.A.S.	Colombia
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex Datos Espana S.A.	Spain
Audatex Développement France SAS	France
Audatex Espana S.A.	Spain
Audatex FZ LLC	United Arab Emirates
Audatex GmbH	Switzerland
Audatex Group Holdings B.V.	Netherlands
Audatex Holdings III B.V.	Netherlands
Audatex Holdings IV B.V.	Netherlands
Audatex Holdings US, LLC	Delaware

Name	Jurisdiction of Formation
Audatex Holdings, LLC	Delaware
Audatex Information Systems (China) Co., Ltd.	China
Audatex Information Systems (Hong Kong) Co. Limited	Hong Kong
Audatex Information Systems (Korea) Co., Ltd	Korea
Audatex International Holdings, LLC	Delaware
Audatex Japan Ltd.	Japan
Audatex LTN S. de R.L. de C.V.	Mexico
Audatex Luxembourg S.ar.l	Luxembourg
Audatex Magyarorszag Kft.	Hungary
Audatex Malaysia Sdn.Bhd.	Malaysia
Audatex Network Services Netherlands B.V.	Netherlands
Audatex North America, LLC	Delaware
Audatex Österreich Gesellschaft m.b.H.	Austria
Audatex Peru S.R.L.	Peru
Audatex Polska Sp. z.o.o.	Poland
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex SA (Proprietary) Limited	South Africa
Audatex Services SRL	Romania
Audatex Servicios Tecnologicos Chile Limitada	Chile
Audatex Singapore PTE LTD	Singapore
Audatex Slovakia s.r.o.	Slovakia
Audatex Solutions Private Limited	India
Audatex South East Europe Ltd.	Bulgaria
Audatex Systems s.r.o.	Czech Republic
Audatex Taiwan	Taiwan
Audatex Tunisia Sa rl	Tunisia

Name	Jurisdiction of Formation
Audatex Venezuela, S.A.	Venezuela
Auto Apps de Mexico S. de R.L. de C.V.	Mexico
Auto Claims Solutions, S.A. de C.V.	Mexico
Autoclaims Servicios, S.A. de C.V.	Mexico
Autodata Australia Pty Limited	Australia
Autodata Fr SAS	France
Autodata Information Services Limited	United Kingdom
Autodata Limited	United Kingdom
Autodata Oy Nordic	Finland
Autodata Publishing Group Limited	United Kingdom
Automate Training Pty. Ltd.	Australia
AUTOonline Operations GmbH & Co. KG	Germany
AUTOonline Otomotiv Bilgi Islem Anonim Sirketi, Ltd. sti	Turkey
AUTOonline Polska Sp.z.o.o.	Poland
AUTOonline S. de. R.L. De C.V.	Mexico
AUTOonline Services GmbH	Germany
AUTOonline Sisteme Informatice SRL	Romania
AUTOonline Value Experts Hellas EPE	Greece
CAP HPI Limited fka CAP Automotive Ltd.	United Kingdom
Carweb Limited	United Kingdom
Cesvi-Brasil Centro de Experimentação e Segurança Viária Ltda.	Brazil
Claims Services Group, LLC	Delaware
Customer Interaction Center, LLC	Delaware
DealerSocket (India) Private Ltd.	India
DealerSocket India Holding, LLC	Texas
DealerSocket Technologies, Inc.	Canada

Name	Jurisdiction of Formation
DealerSocket, LLC	Delaware
Digidentity B.V.	Netherlands
Distribution Services Technologies, LLC	Colorado
DMEAutomotive LLC	Delaware
eDriving Europe Limited	Ireland
eDriving Fleet LLC	Delaware
eDriving Limited	United Kingdom
eDriving LLC	Delaware
eDriving Telematics LLC	Delaware
Emperor 1 Limited	United Kingdom
Emperor 2 (Midco) Limited	United Kingdom
Emperor 2 Limited	United Kingdom
Emperor 3 Limited	United Kingdom
Endata Pty. Ltd.	Australia
Enservio, LLC	Delaware
Explore Data Marketing Services, LLC	Delaware
Explore Driving Records, LLC	Delaware
Explore Information Services, LLC	Delaware
Eziworks Pty Ltd	Australia
Galaxy Acquisition Co 1 Ltd.	United Kingdom
Galaxy Acquisition Co 2 Ltd.	United Kingdom
Galaxy Holdco 1 Ltd.	United Kingdom
Galaxy Holdco 2 Ltd.	United Kingdom
Galaxy International Holdings Ltd.	United Kingdom
Global Automotive Center GmbH	Germany
GTS Services, LLC	Delaware

Name	Jurisdiction of Formation
Hollander International Pty Ltd.	Australia
Hollander International Systems Ltd.	United Kingdom
Hollander, LLC	Delaware
HPI Holding Limited	United Kingdom
HPI Limited	United Kingdom
HyperQuest, LLC	Delaware
Iberian AUTOonline S.L.	Spain
Identifix International Holdings, LLC	Delaware
Identifix Mexico S. de R.L. de C.V.	Mexico
Identifix, LLC	Minnesota
In4mo Oy	Finland
In4mo Sp. z.o.o.	Poland
Informex Hellas Automotive Damage Claims Solutions SA	Greece
Informex S.A.	Belgium
Innovative Systems Provider International BVBA	Belgium
Inpart Servicos Ltda	Brazil
License Monitor II, LLC	New York
LLC Audatex Ukraine	Ukraine
LYNX Services, L.L.C.	Kansas
Mensaelect SA	Spain
Mobile Productivity, LLC	Nevada
Navex, LLC	Colorado
Ogranak Audatex Southeast Europe EOOD Beograd	Serbia
Omnitracs Canada, Inc.	Canada
Omnitracs de Mexico S.A. de C.V.	Mexico
Omnitracs Holdings, LLC	Delaware

Name	Jurisdiction of Formation
Omnitracs International, LLC	Delaware
Omnitracs Midco, LLC	Delaware
Omnitracs Technologia Do Brasil Limitada	Brazil
Omnitracs Topco, LLC	Delaware
Omnitracs, LLC	Delaware
OOO Audatex	Russia
OOO Audatex Bel	Belarus
Polaris Holdco, LLC	Delaware
Polaris Newco, LLC	Delaware
PT Audatex Solusi Indonesia	Indonesia
RedCap Technologies, LLC	Florida
Roadnet Holdings Corporation	Delaware
Roadnet Technologies, Inc.	Delaware
Ruxton Superior Holdings Corp.	Delaware
Sachcontrol GmbH	Germany
Sachcontrol Prüfdienstleistungs GmbH	Austria
SAF Warehouse I, LLC	Delaware
Servicios Informaticos Serinfo SA	Chile
Sidexa Maroc Sarl	Morocco
Sidexa S.A.	France
SmartDrive Systems (H.K.) Co., Limited	Hong Kong
SmartDrive Systems (India) Private Limited	India
SmartDrive Systems Limited	United Kingdom
SmartDrive Systems, Inc.	Delaware
SmartDrive Systems, Inc. (Shenzhen)	China
Sociedad de Capacitacion y Asesorias Profesionales LTDA	Chile

Name	Jurisdiction of Formation
Solera Acquisition Holding GmbH	Germany
Solera Auto Finance, LLC	Delaware
Solera Center of Excellence, S.L.	Spain
Solera Consolidated Holdings S. de R.L. de C.V.	Mexico
Solera EMEA SASU f/k/a Solera Confederation	France
Solera Finance, LLC	Delaware
Solera Global Corp.	Delaware
Solera Global Holding, LLC	Delaware
Solera Global Technology Limited	United Kingdom
Solera Holdings, LLC	Delaware
Solera Home SASU	France
Solera Innovation Holding B.V.	Netherlands
Solera Integrated Medical Solutions, LLC	Delaware
Solera Italia s.r.l. f/k/a Autosoft S.r.l.	Italy
Solera Merchant Services, LLC	Delaware
Solera Nederland B.V.	Netherlands
Solera Nederland Holding B.V.	Netherlands
Solera Technology Center GmbH	Switzerland
Solera Technology Holdings S. de R.L. de C.V.	Mexico
Solera, LLC	Delaware
Spireon Holdings, Inc	Delaware
Spireon Telematics India Pvt Ltd	India
Spireon, Inc.	Delaware
Title Technologies, LLC	Delaware
Transportation Performance, LLC	Delaware
Turnpike Global Technologies, Inc.	Canada
UAB Audatex Baltics	Lithuania

Name	Jurisdiction of Formation
Valexa Technologies Limited	United Kingdom
XRS Corporation	Minnesota